Exhibit (a)(5) under Form N-1A
Exhibit 3(i) under Item 601/Reg. S-K

FEDERATED INDEX TRUST

AMENDMENT #15
TO THE RESTATED AND AMENDED
DECLARATION OF TRUST

Dated May 19, 2000

THIS Restated and Amended Declaration of Trust is amended as follows:

Strike the first paragraph of Section 5 of Article III from the Declaration of Trust and substitute in its place the following:

Section 5.  Establishment and Designation of Series or Class.
Without limiting the authority of the Trustees set forth in Article XII, Section 8, inter alia, to establish and designate any additional Series or Class or to modify the rights and preferences of any existing Series or Class, the Series shall be, and are established and designated as:

Federated Max-Cap Index Fund
Class C Shares
Class K Shares
Institutional Service Shares
Institutional Shares
Federated Mid-Cap Index Fund

The undersigned hereby certify that the above-stated Amendment is a true and correct Amendment to the Declaration of Trust, as adopted by the Board of Trustees at a meeting on the 15th day of May, 2009, to become effective on the 11th day of August, 2009.

WITNESS the due execution hereof this 15th day of May, 2009.

/s/ John F. Donahue                                                      /s/ Charles F. Mansfield, Jr.
John F. Donahue                                                                Charles F. Mansfield, Jr.

/s/ John T. Conroy, Jr.                                                      /s/ R. James Nicholson
John T. Conroy, Jr.                                                                R. James Nicholson

/s/ Nicholas P. Constantakis                                                      /s/ Thomas M. O’Neill
Nicholas P. Constantakis                                                                Thomas M. O’Neill

/s/ John F. Cunningham                                                      /s/ John S. Walsh
John F. Cunningham                                                                John S. Walsh

/s/ J. Christopher Donahue                                                      /s/ James F. Will
J. Christopher Donahue                                                                James F. Will

/s/ Peter E. Madden
Peter E. Madden
FEDERATED INDEX TRUST

AMENDMENT #16
TO THE RESTATED AND AMENDED
DECLARATION OF TRUST

Dated May 19, 2000

THIS Restated and Amended Declaration of Trust is amended as follows:

Strike the first paragraph of Section 5 – Establishment and Designation of Series or Class of Article III – BENEFICIAL INTEREST from the Declaration of Trust and substitute in its place the following:

Section 5.  Establishment and Designation of Series or Class.
Without limiting the authority of the Trustees set forth in Article XII, Section 8, inter alia, to establish and designate any additional Series or Class or to modify the rights and preferences of any existing Series or Class, the Series shall be, and are established and designated as:

Federated Max-Cap Index Fund
Class C Shares
Class K Shares
Institutional Service Shares
Institutional Shares
Federated Mid-Cap Index Fund
Institutional Service Shares

The undersigned hereby certify that the above-stated Amendment is a true and correct Amendment to the Declaration of Trust, as adopted by the Board of Trustees at a meeting on the 12th day of November, 2009, to become effective on December 31, 2009.

WITNESS the due execution hereof this 12th day of November, 2009.

/s/ John F. Donahue	/s/ Peter E. Madden
John F. Donahue	Peter E. Madden

/s/ John T. Conroy, Jr.	/s/ Charles F. Mansfield, Jr.
John T. Conroy, Jr.	Charles F. Mansfield, Jr.

/s/ Nicholas P. Constantakis	/s/ R. James Nicholson
Nicholas P. Constantakis	R. James Nicholson

/s/ John F. Cunningham	/s/ Thomas M. O’Neill
John F. Cunningham	Thomas M. O’Neill

/s/ J. Christopher Donahue	/s/ John S. Walsh
J. Christopher Donahue	John S. Walsh

/s/ Maureen Lally-Green	/s/ James F. Will
Maureen Lally-Green	James F. Will